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                                                                   Exhibit 10.17




                           TRADEMARK LICENSE AGREEMENT

                                     between

                   The U.S. Securities and Exchange Commission

                                       and

                               EDGAR Online, Inc.

      Whereas the U.S. Securities and Exchange Commission ("SEC") has adopted and is using the mark EDGAR(R) (the "Mark"), and has filed and registered the Mark, among other marks, with the U.S. Patent and Trademark Office as trademarks; and

      Whereas, EDGAR Online, Inc. ("EDGAR Online") desires to incorporate and otherwise use the Mark in the production and promoting of its products and services and in other specified activities;

      Now, therefore, in consideration of the mutual promises herein contained, it is agreed that:

      1. Grant of License.

      The SEC hereby grants to EDGAR Online a non-exclusive, non-assignable, royalty-free right ("License") to use the Mark in connection with goods, services and promotional activities related to provision of financial information about filings made with the SEC, such License to be subject to the terms of this Trademark License Agreement ("Agreement").

      2. Quality Control.

      The SEC shall have the right, at all reasonable times, to inspect EDGAR Online's goods, services and promotional activities employing the Mark to ensure that such use is of proper quality and otherwise consistent with this Agreement.

      3. Duration, Termination and Renewal.

            a. The initial term of this Agreement is ten years from the date of execution. This Agreement may be renewed for subsequent ten-year terms by the mutual consent of the parties and the execution of a valid Renewal Agreement. Upon termination
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of this Agreement, all rights of EDGAR Online to use the Mark shall immediately terminate.

            b. In the event of a breach of any of the terms and conditions of this License by EDGAR Online, the SEC shall give EDGAR Online written notice of such breach. In the event EDGAR Online does not cure such breach within thirty
(30) days, the SEC may immediately terminate this License and shall notify EDGAR Online in writing of such termination within five (5) days of such termination.

      4. Sale, Dissolution, or Insolvency of EDGAR Online.

      If EDGAR Online is sold or dissolved, or is the subject of bankruptcy proceedings, the SEC shall have the right to terminate the License immediately.

      5. Validity of Ownership of Mark.

      EDGAR Online is prohibited from challenging or contesting in any way the validity of the SEC's registration of the Mark with the U.S. Patent and Trademark Office or the SEC's exclusive worldwide ownership of the Mark.

      6. Use of the Mark.

      Before EDGAR Online uses the Mark in production, promotions or other publicly distributed materials, it shall send a copy of the representative item showing each proposed use to, and obtain approval from, the Associate General Counsel for Litigation and Administrative Practice, Securities and Exchange Commission, 450 5th Street, N.W., Mail Stop 2-7, Washington, D.C. 20549. The Associate General Counsel may from time to time thereafter request in writing copies of additional representative items showing EDGAR Online's use. EDGAR Online shall provide such items within ten days following such request. In either case, the Associate General Counsel, or his or her designee, shall, within twenty days of receipt, review said items to determine if they comply with the terms and conditions of this Agreement. If the Associate General Counsel or his or her designee has not objected in writing within twenty days following receipt of any items provided as required herein, they shall be deemed approved.

            a. EDGAR Online acknowledges and agrees that (i) the Mark is a trademark of the SEC and the SEC holds it out to the


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public as such; and (ii) the Mark is registered as a trademark with the U.S.
Patent and Trademark Office (U.S. Registration No. 1,829,234).

            b. In using the Mark, standing alone or as incorporated in EDGAR Online, EDGAR Online shall clearly indicate that the Mark is federally registered with the U.S. Patent and Trademark Office and that it is the property of the SEC. Such indication of registration shall be in the form of the (R) designation, including, where possible, but at a minimum on EDGAR Online's letterhead, on any other media by which the corporation's name is displayed in the marketplace, and in conjunction with EDGAR Online's initial use of the Mark within each of its products, services, or promotion materials (e.g., on the first or welcome screen of any EDGAR Online on-line computer service, on the cover or first page of any user manual or promotion material, and after the first reference to the Mark in any advertisement), the following words:

            "EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange
            Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission."

            c. EDGAR Online's use of the Mark shall not be portrayed as an endorsement or recommendation by the SEC of any of EDGAR Online's products or services.

            d. The SEC makes no ownership claim to any of EDGAR Online's product designations, other than as provided in this Agreement.

      7. Infringement.

      EDGAR Online shall notify the SEC of any potential infringement of the Mark of which EDGAR Online is aware.


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      8. Governing Law.

      This Agreement shall be interpreted and implemented in accordance with the federal common law as interpreted by the U.S. District Court for the District of Columbia. EDGAR Online shall comply with all applicable legal requirements governing trademark use.

      9. Indemnification.

      EDGAR Online agrees to indemnify and hold the SEC harmless from any and all claims, damages and attorney's fees arising from the use of the Mark by EDGAR Online in its operations under the Agreement, except to the extent such claims, damages and fees arose in connection with any act or failure to act by the SEC.

      10. Amendment.

      This Agreement may be amended only through a written instrument executed by a duly authorized representative of each of the parties hereto.

      In witness whereof, the SEC and EDGAR Online have executed this Agreement as of the 26th day of March, 1999.

U.S. SECURITIES AND                        EDGAR ONLINE, INC.
EXCHANGE COMMISSION

/s/ Richard D. Heroux                    By: /s/ Marc Strausberg
___________________________________          ___________________________________
RICHARD D. HEROUX                            Marc Strausberg
Office of Information Technology             Title: President

DATED: March 26, 1999                     DATED: March 1, 1999


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                                  CERTIFICATE

      I, Susan Strausberg, certify that I am the CEO of EDGAR Online, Inc.; that Marc Strausberg, who signed this Agreement for the corporation, was then President of the corporation; and that the Agreement was duly signed for and on behalf of the corporation by authority of its board of directors and within the scope of its corporate powers.

      Witness my hand and the seal of the corporation this 1st day of March, 1999.


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